UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2004

CINCINNATI BELL INC.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	1-8519 (Commission File Number)	31-1056105 (IRS Employer Identification No.)

201 East Fourth Street, Cincinnati, Ohio (Address of principal executive offices)	45202 (Zip Code)

Registrant’s telephone number, including area code: (513) 397-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Cincinnati Bell Inc.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)(1) On October 18, 2004, Mr. Robert W. Mahoney was elected to the Company’s Board of Directors as a Class III director with a term expiration in 2005. Mr. Mahoney has been named a member of the Board’s Audit and Finance Committee and Governance and Nominating Committee.

     Mr. Mahoney retired as Chairman of the Board and Chief Executive Officer of Diebold, Incorporated in April 2000. Mr. Mahoney began his career at Diebold in 1982, and, prior to joining Diebold, Mr. Mahoney held a series of high-level positions with NCR Corporation.

     Mr. Mahoney is a director since 1992 of the Timken Company, a leading global manufacturer of highly engineered bearings and alloy steels and a provider of related products and services, and since 1995 of The Sherwin-Williams Company, a manufacturer and distributor of coatings and related products. He is the Chairman of the Board of the Federal Reserve Bank of Cleveland since 2003, after serving as Deputy Chairman since 2003. He is a member of the Board of Trustees of the Professional Football Hall of Fame.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.
	By:	/s/ Christopher J. Wilson

Christopher J. Wilson Vice President and General Counsel
Date: October 21, 2004